UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2014

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2014, the Compensation Committee of the Board of Directors of U.S. Auto Parts Network, Inc. (the “Company”) granted a restricted stock unit award covering 130,000 shares of the Company’s Common Stock (the “RSU Award”) to Aaron E. Coleman, the Company’s Chief Operating Officer. The RSU Award was granted under and in accordance with the terms and conditions of the Company’s 2007 Omnibus Incentive Plan and the Form of Stock Unit Award Agreement previously filed with the Securities and Exchange Commission. The RSU Award will become fully-vested on January 1, 2016, subject to Mr. Coleman’s service to the Company through such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: April 7, 2014	By:	/s/ Bryan P. Stevenson
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel